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                               EXHIBIT 10.25

                            INDEMNITY AGREEMENT


          THIS INDEMNITY AGREEMENT ("Agreement") is made as of ___________, 1998, by and between FAMILY CHRISTIAN STORES, INC., a Michigan corporation (the "Corporation"), and ______________________ ("Indemnitee").


          It is essential to the Corporation to attract and retain as directors and executive officers the most capable persons available. The substantial increase in corporate litigation subjects directors and executive officers to expensive litigation risks at the same time that the availability and coverage of directors and officers liability insurance has been limited. It is the express policy of the Corporation to indemnify its directors and executive officers so as to provide them with the maximum possible protection permitted by law, and in furtherance of that policy and in consideration of Indemnitee's agreement to serve as a director or executive officer of the Corporation, the parties are entering into this Agreement.


          ACCORDINGLY, the parties agree as follows:


     SECTION 1.     DEFINITIONS.  As used in this Agreement:

          (a) "Expenses" means all costs, expenses and obligations paid or incurred in connection with investigating, litigating, being a witness in, defending or participating in, or preparing to litigate, defend, be a witness in or participate in any matter that is the subject of a Proceeding (as defined below), including attorneys' and accountants' fees and court costs.

          (b) "Proceeding" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or by reason of any action taken by Indemnitee or any inaction on Indemnitee's part while acting as a director, officer, employee, agent or fiduciary of the Corporation, or by reason of the fact that Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.




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          (c)  "Resolution Costs" includes any amount paid in connection with a Proceeding in satisfaction of a judgment, fine, penalty or any amount paid in settlement.

     SECTION 2. AGREEMENT TO SERVE. Indemnitee agrees to serve as a director or officer of the Corporation for so long as Indemnitee is duly elected or appointed or until the tender of Indemnitee's written resignation.

     SECTION 3. INDEMNIFICATION. The Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding. Additionally, the Corporation shall indemnify Indemnitee against all Resolution Costs actually and reasonably incurred by Indemnitee in connection with any Proceeding. It is the intent of the parties to provide Indemnitee, to the fullest extent allowed by law as now or later enacted or interpreted, with indemnification against any Expenses and Resolution Costs incurred by Indemnitee in connection with any Proceeding. To the extent a change in the laws of the state of Michigan (whether by statute or judicial decision) permits greater indemnification, either by agreement or otherwise, than presently provided by law or this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits afforded by the change. Notwithstanding the foregoing, no indemnification shall be made under this Agreement:

          (a) with respect to remuneration paid to Indemnitee if the remuneration was in violation of law;

          (b) on account of Indemnitee's conduct that was knowingly fraudulent, deliberately dishonest or willful misconduct;

          (c) on account of Indemnitee's conduct that was an intentional infliction of harm on the Corporation or its shareholders or an intentional criminal act;

          (d) if a final decision by a court having jurisdiction in the matter determines that indemnification under this Agreement is not lawful; or

          (e) in connection with any Proceeding initiated by Indemnitee against the Corporation or any director, officer, employee, agent or fiduciary of the Corporation (in such capacity) unless the Corporation has joined in or consented to the initiation of the Proceeding or such Proceeding relates to the enforcement by Indemnitee of Indemnitee's rights under this Agreement.





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     SECTION 4.     PAYMENT OF INDEMNIFICATION.

          (a) Expenses incurred by Indemnitee and subject to indemnification under Section 3 above shall be paid directly by the Corporation within five (5) days after the receipt of a written request of Indemnitee setting forth in reasonable detail the amount requested and accompanied by copies of relevant invoices or other documentation. Resolution Costs incurred by Indemnitee and subject to indemnification under Section 3 above shall be paid directly by the Corporation within thirty (30) days after the receipt of a written request of Indemnitee setting forth in reasonable detail the amount requested and accompanied by relevant invoices or other documentation. Indemnitee's request for indemnification must be accompanied by a signed certificate that Indemnitee in good faith believes that he or she is entitled to indemnification in accordance with the requirements of this Agreement. If Indemnitee certifies that Indemnitee in good faith believes that he or she is entitled to indemnification under this Agreement, Indemnitee will be deemed to have met the necessary standard of conduct unless and until it is determined by a final judgment or other final adjudication that Indemnitee is not entitled to indemnification.

          (b) Indemnitee agrees to promptly repay any amounts paid or advanced under this Agreement to the extent that it is ultimately determined in accordance with Section 4(a) above that Indemnitee is not entitled to indemnification of such amounts under this Agreement and amounts advanced to cover Expenses which Indemnitee does not in fact incur.

          (c) The Corporation shall take all actions necessary to enable it to indemnify Indemnitee under this Agreement. The right to indemnification payments as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not permitted by this Agreement shall be on the Corporation or on the person challenging the indemnification. Neither the failure of the Corporation, including its Board of Directors, to have made a determination before the commencement of any Proceeding that indemnification is proper, nor an actual determination by the Corporation, including its Board of Directors or legal counsel, that indemnification is not proper, shall bar an action by Indemnitee to enforce this Agreement or create a presumption that Indemnitee is not entitled to indemnification under this Agreement. Expenses incurred by Indemnitee in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, also shall be fully reimbursed by the Corporation.





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     SECTION 5.     DEFENSE OF CLAIM.

          (a) The Corporation, jointly with any other indemnifying party, shall be entitled to assume the defense of any Proceeding as to which Indemnitee requests indemnification. After notice from the Corporation to Indemnitee of its election to assume the defense of a Proceeding, the Corporation shall not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by Indemnitee in connection with the defense of such matter other than reasonable costs of investigation or as otherwise provided in subsection (c) below.

          (b) Except as provided in Section 5(c) below, the Corporation need not, in any action or actions, employ or approve the employment of more than one counsel to represent Indemnitee and any other director, officer or other party entitled to indemnification pursuant to an agreement similar to this Agreement or otherwise.

          (c) Indemnitee may employ his or her own counsel in a Proceeding and be indemnified therefor if (i) the Corporation approves, in writing, the employment of such counsel, or (ii) either (A) Indemnitee has reasonably concluded that there are conflicts of interest between the Corporation and Indemnitee or between Indemnitee and other parties represented by counsel employed by the Corporation to represent Indemnitee in the Proceeding, or (B) the Corporation has not employed counsel to assume the defense of the Proceeding.

     SECTION 6. PARTIAL INDEMNIFICATION; SUCCESSFUL DEFENSE. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses or Resolution Costs actually and reasonably incurred by Indemnitee but not, however, for the total amount, the Corporation shall nevertheless indemnify Indemnitee for the portion of the Expenses or Resolution Costs to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to a Proceeding or in defense of any issue or matter in a Proceeding, including dismissal with or without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with that Proceeding.

     SECTION 7. CONSENT. Neither party may settle any Proceeding without the other's written consent, and the Corporation shall not be liable to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding made without the Corporation's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold consent to any proposed settlement.



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     SECTION 8.     SEVERABILITY.  If this Agreement or any portion of this
Agreement (including any provision within a single section, subsection or sentence) shall be held to be invalid, void or otherwise unenforceable on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to any Expenses or Resolution Costs with respect to any Proceeding to the full extent permitted by law or any applicable portion of this Agreement that shall not have been invalidated, declared void or otherwise held to be unenforceable.

     SECTION 9. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification provided by this Agreement shall be in addition to any other rights that Indemnitee may be entitled under the Corporation's Restated Articles of Incorporation, the Bylaws, any agreement, any vote of shareholders or the Board of Directors, the Michigan Business Corporation Act or otherwise.

     SECTION 10. NO PRESUMPTION. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     SECTION 11. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of the payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do everything that may be necessary to secure those rights, including the execution of all documents necessary to enable the Corporation to effectively bring suit to enforce those rights.

     SECTION 12. NO DUPLICATION OF PAYMENT. The Corporation shall not be liable under this Agreement to make any payment to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable under this Agreement.

     SECTION 13. NOTICE. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give to the Corporation notice in writing as soon as practicable of any claim for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to FAMILY CHRISTIAN STORES, INC., 5300 Patterson Avenue, SE, Grand Rapids, Michigan 49530, Attention: Corporate Secretary (or to any other individual or address that the Corporation designates in writing to Indemnitee). Notice shall be deemed received three (3) days after the date postmarked if sent by prepaid mail properly addressed. In addition, Indemnitee shall give the Corporation any information and cooperation that it may reasonably require and is within Indemnitee's power to give.


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     SECTION 14.    COUNTERPARTS.  This Agreement may be executed in any
number of counterparts, each of which shall constitute an original, and all of which taken together shall constitute a single document.

     SECTION 15. CONTINUATION OF INDEMNIFICATION. The indemnification rights provided to Indemnitee under this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee, agent or fiduciary of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise that Indemnitee served in any of those capacities at the request of the Corporation.

     SECTION 16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Corporation and Indemnitee and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation, spouses, heirs, and personal and legal representatives.

     SECTION 17. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan applicable to contracts made and to be performed in Michigan without giving effects to the principles of conflicts of laws.

     SECTION 18. LIABILITY INSURANCE. To the extent the Corporation maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by the policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary of the Corporation.

     SECTION 19. AMENDMENTS; WAIVER. No supplement, modification, amendment or waiver of this Agreement or any of its terms shall be binding unless executed in writing by all of the parties to this Agreement or, in the case of waiver, by the party against whom the waiver is asserted. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar) nor shall any waiver constitute a continuing waiver.

     The parties have executed this Agreement as of the date stated in the first paragraph of this Agreement.

                              FAMILY CHRISTIAN STORES, INC.

                              By__________________________________________

                              Its_________________________________________

                              INDEMNITEE

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